UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

As previously disclosed, Generex Biotechnology Corporation (“Generex”) received notice from The NASDAQ Stock Market on July 28, 2008 that it was not in compliance with Marketplace Rule 4310(c)(4) (now known as Listing Rule 5550(a)(2)), which required Generex to have a minimum bid price per share of at least $1.00 for thirty (30) consecutive business days.  In accordance with this Rule, Generex had 180 calendar days, or until January 20, 2009, subject to extension, to regain compliance with this Rule.  The initial compliance period of 180 calendar days ending on January 20, 2009 was subsequently extended until November 9, 2009 due to NASDAQ’s temporary suspension of the minimum bid price requirement from October 16, 2008 until August 3, 2009.

On November 9, 2009, Generex received a second letter from NASDAQ indicating that it had not regained compliance with the $1.00 minimum bid price required for continued listing under Listing Rule 5550(a)(2) within the grace period previously allowed by NASDAQ following the initial notice of noncompliance on July 23, 2008.  Pursuant to Listing Rule 5810(c)(3)(A), NASDAQ gave Generex an additional 180 calendar day compliance period because Generex met all other initial inclusion criteria (other than the minimum bid price requirement) as of January 6, 2009.  Generex had 180 calendar days, or until May 5, 2010, to regain compliance with the rule.  NASDAQ noted that if Generex failed to regain compliance with this rule during the grace period, its common stock would be subject to immediate delisting.  To regain compliance with the minimum bid price requirement, the closing bid price of the common stock had to close at $1.00 per share or more for a minimum of ten 00consecutive business days.

On May 5, 2010, Generex’s common stock closed at $0.3999.  On May 6, 2010, Generex received a delisting determination letter from the staff of The NASDAQ Stock Market due to its failure to regain compliance with The NASDAQ Capital Market's minimum bid price requirement for continued listing.  Generex appealed the NASDAQ Staff's determination.  The hearing occurred on June 10, 2010.  The appeal to the Hearings Panel stayed the suspension of Generex’s securities and the filing of a Form 25-NSE with the SEC.

On July 9, 2010, the NASDAQ Hearings Panel granted Generex’s request to remain listed on The NASDAQ Stock Market, subject to certain conditions.  One of these conditions required Generex to inform the Panel on or about July 28, 2010 that it had obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2).

On July 28, 2010, Generex held the Annual Meeting of Stockholders.  One of the proposals that was voted on by the stockholders at the Annual Meeting was whether or not to approve a proposed amendment to the Restated Certificate of Incorporation to, among other things, effect a reverse stock split in a ratio of not less than 1-for-3 and not more than 1-for-10 at any time prior to July 27, 2011 (the ratio and timing of which will be subject to the discretion of the Board of Directors) and, following the reverse stock split, to maintain the authorized shares of common stock at 750,000,000.  The proposal was not approved because it did not receive a favorable vote from the holders of at least 50% of the outstanding shares.  Generex reported the results of the Annual Meeting to the NASDAQ Hearings Panel, and requested additional time to hold a Special Meeting dedicated to approving the reverse stock split.

On August 23, 2010, Generex filed a definitive proxy statement on Schedule 14A (as revised on August 27, 2010, the “Proxy Statement”) with the Securities and Exchange Commission for a Special Meeting of the stockholders to be held on September 17, 2010.  The purpose of the Special Meeting was to vote on a proposal to an amendment to Generex’s Restated Certificate of Incorporation (i) to effect a reverse stock split of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

On September 14, 2010, the NASDAQ Hearings Panel granted Generex’s further request for continued listing, subject to certain conditions.  These conditions included informing the Panel on or about October 15, 2010 that Generex obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price and demonstrating on or before November 2, 2010 a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

Following the NASDAQ Hearings Panel’s grant of Generex’s request for continued listing, Generex sought and obtained approval from stockholders to adjourn the Special Meeting until October 15, 2010 in order to provide it with more time to solicit additional proxies for the reverse stock split proposal.  As described below under Item 5.07, the reverse stock split proposal was not approved at the reconvened Special Meeting held on October 18, 2010 because it fell short of the required threshold of at least 50% of the total shares outstanding voting in favor.

On October 19, 2010, Generex received a notice from NASDAQ that it has not regained compliance with the $1.00 bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2), and, accordingly, its securities will be delisted from the NASDAQ Capital Market effective at the open of trading on October 21, 2010.  Generex has determined to appeal the NASDAQ Hearings Panel's decision to the Listing Council; however, the appeal to the Listing Council will not stay the Panel's decision or the suspension of the trading of Generex’s stock pending a final determination by the Listing Council.

Generex expects its common stock will be quoted on the OTCQB effective with the opening of markets on October 21, 2010 following its delisting from the NASDAQ Capital Market.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 18, 2010, Generex reconvened a Special Meeting of the stockholders following the adjournment of the Special Meeting on September 17, 2010.  The proposals submitted to the stockholders for a vote at the reconvened Special Meeting on October 18, 2010 were the following proposals, which are described in detail in the Proxy Statement:

1)
To approve an amendment to Generex’s Restated Certificate of Incorporation (i) to effect a reverse stock split of the common stock, at an exchange ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000 (the “Reverse Split Proposal”); and

2)	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies for the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on August 17, 2010 were entitled to vote at the reconvened Special Meeting.  As of August 17, 2010, 269,360,643 shares of common stock of Generex were outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, 191,872,323 shares of common stock of Generex were represented, in person or by proxy, constituting a quorum.

The votes with respect to the proposals are set forth below.

(1) Reverse Stock Split Proposal:

For	Against	Abstain
127,819,048	62,850,827	1,202,448

The Reverse Stock Split Proposal was not approved as only 47.45% of the outstanding common stock voted in favor of the Reverse Stock Split Proposal and at least 50% of the outstanding common stock would have needed to vote in favor to approve it.

(2) Adjournment Proposal:

For	Against	Abstain
130,011,921	57,787,329	4,073,073

The Adjournment Proposal was approved.

A copy of the press release announcing the results of the reconvened Special Meeting and Generex’s delisting is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits.	The following material is filed as an exhibit to this Form 8-K.

	Exhibit 99.1	Press release of Generex Biotechnology Corporation, dated October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: October 19, 2010	/s/ Rose C. Perri
Rose C. Perri Chief Operating Officer

/s/ John P. Barratt
John P. Barratt
Chairman

 Exhibit Index

Exhibit Number	Description

99.1	Press release of Generex Biotechnology Corporation dated October 19, 2010